CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 14, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Reports to Shareholders of John Hancock Greater China Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
December 22, 2006